Exhibit 99.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement (the “Separation Agreement”) is made as of this 31st day of January 2010 by and among Ruth’s Hospitality Group, Inc. (the “Company”) and Sarah C. Jackson (“Executive,” and together with the Company, the “Parties”).

WHEREAS, Executive has been employed by the Company under terms set forth in the Terms of Employment / Letter of Understanding and Salary Continuation Agreement by and between Executive and the Company dated as of April 20, 2007 (the “Employment Agreement”);

WHEREAS, Executive’s employment with the Company will end as a result of Executive’s separation of employment (the “Separation”) on January 31, 2010 (the “Separation Date”); and

WHEREAS, the Parties desire to enter into this Separation Agreement in order to set forth the definitive rights and obligations of the Parties in connection with the Separation.

NOW, THEREFORE, in consideration of the mutual covenants, commitments and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties intending to be legally bound hereby agree as follows:

1. Acknowledgment of Separation. The Parties acknowledge and agree that the Separation will occur on the Separation Date, and as of such date Executive will no longer be an officer or employee of the Company or any of its subsidiaries. In addition, the Parties acknowledge and agree that Sections 1 through 6 of the Employment Agreement will terminate effective as of the Separation Date. Each of the other provisions of the Employment Agreement shall survive the Separation and the effectiveness of this Separation Agreement and will remain in full force and effect after the Separation Date in accordance with its terms. For purposes of the Employment Agreement, the Separation will be deemed to be a resignation by Executive of his employment for Good Reason.

2. Executive’s Acknowledgment of Consideration. Executive specifically acknowledges that the obligations and payments set forth in Sections 3(a) through (d) below were agreed to by the Parties upon entering into the Employment Agreement, and the other obligations and payments of the Company set forth in Section 3 hereof and the release of the Company granted in Section 6 hereof are being provided by the Company in consideration for the release granted by Executive in Section 5 hereof.

3. Payments and Benefits Upon and After the Separation.

(a) Severance. The twelve months of severance to be paid to Executive pursuant to Section 7.d(1) of the Employment Agreement shall in the aggregate equal Executive’s annual salary on her last day of employment, which was $225,000.00. For purposes of Section 7.d(2) of the Employment Agreement, Executive’s bonus for fiscal 2009 was $0.00. For purposes of Section 7.d(3) of the Employment Agreement, Executive’s monthly automobile allowance shall be $800.00. The payment of all amounts under Section 7.d is contingent on Executive’s compliance with Sections 8 and 9 of the Employment Agreement.

(b) COBRA and COBRA Premium Payments. For a period of twelve months following the Separation Date, the Company shall, following the election of continuation health coverage by the Executive pursuant to the provisions of Section 4980B of the Internal Revenue Code of 1986, as amended (“COBRA”), reimburse Executive for the full amount of the applicable COBRA premium for Executive’s (and her spouse’s and eligible dependents’) group health benefits that are substantially similar to those benefits that Executive (and her spouse and eligible dependents) was receiving immediately prior to the Separation Date. Such coverage shall be provided to Executive as COBRA benefits and shall terminate prior to the end of the twelve month period if Executive, her spouse or eligible dependents are no longer eligible for COBRA coverage or if Executive accepts employment with any other person. The Executive’s normal health premium deductions will be stopped on the Executive’s separation date. The active employee premium amount will be billed to the Executive by the Company’s COBRA administrator.

(c) Other Benefits Payments. Pursuant to Section 7.d(3) of the Employment Agreement, the Company will provide Executive with all other existing welfare and retirement executive benefits (other than health and medical benefits, which are covered in Section 3(b) above) for twelve months following the Separation Date, as such benefits are outlined in the Employment Agreement.

(d) Unvested Options. Pursuant to Section 7.d(5) of the Employment Agreement, Executive’s options to purchase common stock of the Company shall continue to vest during the twelve months following the Separation Date. The Parties agree that all of Executive’s options to purchase common stock of the Company that will not vest during such period are hereby forfeited pursuant to the terms of such options and the plans under which they were issued.

(e) Accelerated Vesting - Restricted Stock. The Company acknowledges that the Compensation Committee of the Board has recommended to accelerate the vesting of the 50,000 shares of restricted stock Executive received on February 28, 2008, and therefore such restricted stock shall be fully vested on the Separation Date (notwithstanding anything else in the relevant restricted stock purchase or grant agreements to the contrary). The Company hereby waives all of its rights to repurchase any shares of restricted stock owned by Executive.

(f) D&O Insurance/Indemnification. The Company shall indemnify Executive for all acts taken by Executive in her capacity as an officer of the Company as required pursuant to Sections 2 and 3 of Article Seven of the Company’s Amended and Restated Certificate of Incorporation as in effect on the Separation Date, including the right to advancements, and, unless otherwise required by applicable law, such provisions as in existence on the Separation Date will apply to Executive notwithstanding any amendments to such provisions by the Company following the Separation Date.

(g) Computers. The Parties agree that Executive may retain the laptop computer, docking station, printer and cellphone provided to her during the term of her employment, provided that she permit a Company employee to delete all Company-related information on such computer (and cellphone, if applicable) on or prior to the Separation Date. Executive acknowledges that, following the Separation, Executive shall be required to pay all internet and cellphone usage and similar charges relating to her use of such equipment.

(h) Tax Withholding. The Company shall be entitled to withhold from any amounts otherwise payable hereunder to Executive any amounts required to be withheld in respect of federal, state or local taxes.

4. Confidential Information; Non-Competition. The provisions of Section 8 and Section 9 of the Employment Agreement are hereby incorporated into this Separation Agreement, and shall survive the execution of this Separation Agreement without waiver or amendment; provided that, the Parties agree that during the Non-compete Period, Executive’s service as a franchisee or partner of a franchisee of any restaurant concept of the Company or any of its subsidiaries shall not constitute a violation of Section 8 or 9 of the Employment Agreement. The post-separation provisions of the Employment Agreement, including specifically Sections 8 and 9 thereof, shall be considered effective as of and shall run from January 31, 2010. You further confirm that you have delivered to Company all documents and data of any nature containing or pertaining to any confidential information of the Company and its subsidiaries and affiliates (including confidential information of a type described in Section 8 of the Employment Agreement) and that you have not taken with you any such documents or data or any reproduction thereof.

5. Executive Release and Waiver.

(a) Executive Release. Executive, for and on behalf of herself and each of her heirs, executors, administrators, personal representatives, successors and assigns, to the maximum extent permitted by law, hereby fully and forever releases, acquits and discharges the Company, together with its subsidiaries, parents and affiliates, and each of their past and present direct and indirect stockholders, directors, members, partners, officers, employees, attorneys, agents and representatives, and their heirs, executors, administrators, personal representatives, successors and assigns (collectively, the “Releasees”), from any and all claims, demands, suits, causes of action, liabilities, obligations, judgments, orders, debts, liens, contracts, agreements, covenants and causes of action of every kind and nature, whether known or unknown, suspected or unsuspected, concealed or hidden, vested or contingent, in law or equity, existing by statute, common law, contract or otherwise, which have existed, may exist or do exist, prior to, through and including the Separation Date, including, without limitation, any of the foregoing arising out of or in any way related to or based upon:

(i) Executive’s application for and employment with the Company, her being an officer or employee of the Company, and the Separation;

(ii) any and all claims in tort or contract, and any and all claims alleging breach of an express or implied, or oral or written, contract, policy manual or employee handbook;

(iii) any alleged misrepresentation, defamation, interference with contract, intentional or negligent infliction of emotional distress, sexual harassment, negligence or wrongful discharge; or

(iv) any federal, state or local statute, ordinance or regulation, including but not limited to the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act and Women’s Equity Act of 1991; Sections 1981 through 1988 of Title 42 of the United States Code; the Equal Pay Act of 1963, as amended; the Occupational Safety and Health Act of 1970; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Consolidated Omnibus Budget Reconciliation Act of 1985; the Vocational Rehabilitation Act of 1973; the Worker Adjustment Retraining and Notification Act of 1988; the Employee Retirement Income Security Act of 1974; the Fair Labor Standards Act and the National Labor Relations Act, as amended, and the Older Workers Benefit Protection Act.

(b) Exceptions to Executive Release. Notwithstanding any other provision of this Separation Agreement to the contrary, the release by the Executive does not: (i) limit in any way the Executive’s right to enforce this Separation Agreement or to enforce any violations of the Employment Agreement that occur after the date hereof or any claims arising based on actions of the Company or the Company Parties or events occurring after the date hereof, or (ii) release any claims based on fraud or a violation of law by the Company (provided that Executive is not aware at this time of any fraudulent activity or criminal wrongdoing by the Company, and Executive is not aware at this time of any act by the Company that could give rise to a violation of federal, state, or local statute, rule or regulation), or (iii) release any rights under applicable law which cannot be waived or released pursuant to any agreement.

(c) No Current or Pending Claims of any Kind and No Relief for Released Claims. Executive has not and as of the date of this Separation Agreement will not have filed any civil action, suit, arbitration, administrative charge or legal proceeding against any Releasee, nor has the Executive assigned, pledged or hypothecated any claim as of the Separation Date to any person and no other person has any interest in the claims that Executive is releasing herein. Executive agrees that should any person or entity file or cause to be filed any civil action, suit, arbitration or other legal proceedings seeking equitable or monetary relief concerning any claim released by Executive, Executive will not seek or accept any personal relief from or as the result of any action, suit or arbitration or other legal proceeding.

(d) Effect of Executive Release and Waiver. Executive understands and intends that this Section 5 constitutes a general release of all claims except as otherwise provided in Section 5(b), above, and that no reference therein to a specific form of claim, statute or type of relief is intended to limit the scope of such general release and waiver.

(e) Executive Waiver of Unknown Claims. Executive may hereafter discover claims or facts in addition to or different than those which she now knows or believes to exist with respect to the subject matter of this Separation Agreement and which, if known or suspected at the time of entering into this Separation Agreement, may have materially affected this Separation Agreement and her decision to enter into it; nevertheless, Executive hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts.

6. Company Release and Waiver. The Company, on its behalf, and on behalf of all of its subsidiaries and its and their successors and assigns (“Company Parties”), intending to be legally bound, to the maximum extent permitted by law, hereby fully and forever releases, acquits, and discharges Executive, her heirs, executives, administrators, personal representatives, attorneys, agents, successors and permitted assigns, from any and all liabilities, obligations, judgments, orders, debts, liens, contracts, agreements, covenants and causes of action of every kind and nature, whether known or unknown, suspected or unsuspected, concealed or hidden, vested or contingent, in law or equity, existing by statute, common law, contract or otherwise, which have existed, may exist or do exist, up to and including the execution and delivery by Executive of this Separation Agreement, including, without limitation, any of the foregoing arising out of or in any way related to or based upon all causes of action, suits, debts, claims and demands whatsoever in law or in equity, which the Company ever had, now has, or hereafter may have, by reason of any matter, cause or thing whatsoever up to and including the execution and delivery by Executive of this Separation Agreement, and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to Executive’s relationship with Company as an employee or officer, the terms and conditions of that relationship, the termination of that relationship, and any claim that the Executive violated any provision of the Employment Agreement between January 31, 2010, and the date of execution of this Separation Agreement, including, but not limited to, any claims under any federal, state or local common law, statutory, or regulatory provision, now or hereafter recognized. This release is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, implied or express contract or discrimination of any sort.

(a) Scope of Company Release. The Company expressly waives all rights afforded by any statute which limits the effect of a release with respect to unknown claims. The Company understands the significance of its release of unknown claims and its waiver of statutory protection against a release of unknown claims.

(b) Exceptions to Company Release. Notwithstanding any other provision of this Separation Agreement to the contrary, the release by the Company does not: (i) limit in any way the Company’s right to enforce this Separation Agreement or to enforce any violations of the Employment Agreement that occur after the date hereof or any claims arising based on actions of Executive or events occurring after the date hereof, (ii) release any claims based on fraud or a violation of law by Executive (provided that the Company is not aware at this time of any fraudulent activity or criminal wrongdoing by the Executive, and the Company is not aware at this time of any act by Executive that could give rise to a violation of federal, state, or local statute, rule or regulation), (iii) apply to any other act or omission for which the Company would not have the power to indemnify Executive pursuant to Section 145 of the Delaware General Corporate Law, or (iv) waive or release any rights under applicable law which cannot be waived or released pursuant to any agreement; provided that references to the “awareness” of the Company in clause (ii) of this Section shall refer only to the actual knowledge of the members of the Board. Notwithstanding anything herein to the contrary, Executive agrees to promptly surrender to the Company any short-swing trading profits earned by her in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended.

(c) No Current or Pending Claims of any Kind and No Relief for Released Claims. The Company and the other Company Parties have not and as of the date of this Separation Agreement will not have filed any civil action, suit, arbitration, administrative charge or legal proceeding against the Executive, nor have the Company or any of the other Company Parties assigned, pledged or hypothecated any claim as of the Separation Date to any person and no other person has any interest in the claims that the Company and the other Company Parties are releasing herein. The Company and the other Company Parties agree that should any person or entity file or cause to be filed any civil action, suit, arbitration or other legal proceedings seeking equitable or monetary relief concerning any claim released by the Company and the other Company Parties, the Company and the other Company Parties will not seek or accept any personal relief from or as the result of any action, suit or arbitration or other legal proceeding.

(d) Effect of the Company’s Release and Waiver. The Company and the other Company Parties understand and intend that this Section 6 constitutes a general release of all claims except as otherwise provided in Section 6(b) above, and that no reference therein to a specific form of claim, statute or type of relief is intended to limit the scope of such general release and waiver.

(e) The Company’s Waiver of Unknown Claims. The Company and the other Company Parties may hereafter discover claims or facts in addition to or different than those which they now know or believe to exist with respect to the subject matter of this Separation Agreement and which, if known or suspected at the time of entering into this Separation Agreement, may have materially affected this Separation Agreement and their decision to enter into it; nevertheless, the Company and the other Company Parties hereby waive any right, claim or cause of action that might arise as a result of such different or additional claims or facts.

7. Return of Corporate Property. Executive hereby covenants and agrees to immediately return all Company property as set forth in the Employment Agreement, except as permitted pursuant to Section 3 above.

8. Liquor Licenses. The Company shall use commercially reasonable efforts to remove Executive’s name from all liquor or other licenses on which she is named, and shall indemnify Executive and hold Executive harmless against any and all liability, claims, or causes of action, including, without limitation, monetary fines and penalties (and, through an advancement, all other reasonable out-of-pocket costs associated therewith, including reasonable costs of counsel) that Executive may incur as a result of her holding the licenses. Executive agrees to provide reasonable cooperation to the Company to accomplish the removal of her name as set forth herein.

9. Transition Assistance. Executive agrees that, during the one year period following closing, she will use good faith efforts to provide information to the Company, when reasonably requested by the Company, with respect to Company matters in which she was involved during her employment, including any threatened or actual litigation concerning the Company. In making any such request for information, the Company must take into consideration Executive’s business and personal commitments and will provide her with as much advance notice as reasonably possible. The Company agrees to reimburse Executive for the actual out-of-pocket expenses, if any, she incurs as a result of complying with the first sentence of this provision, subject to her submission to the Company of documentation substantiating such expenses as the Company may require. The Company agrees that the payment of amounts to be paid under Section 7(d) of the Employment Agreement is not contingent on Executive’s cooperation with this Section 9.

10. Remedies. The Parties hereby acknowledge and affirm that in the event of any breach by Executive or the Company of any of the covenants, agreements, and obligations hereunder, monetary damages would be inadequate to compensate the Parties. Accordingly, in addition to other remedies which may be available to the Parties hereunder or otherwise at law or in equity, the Parties shall be entitled to specifically enforce such covenants, obligations and restrictions through injunctive and/or equitable relief, in each case without the posting of any bond or other security with respect thereto. Should any provision hereof be adjudged to any extent invalid by any court or tribunal of competent jurisdiction, each provision shall be deemed modified to the minimum extent necessary to render it enforceable.

11. Acknowledgment of Voluntary Agreement; ADEA Compliance. Executive acknowledges that she has entered into this Separation Agreement freely and without coercion, that she has been advised by the Company to consult with counsel of her choice, that she has had adequate opportunity to so consult, and that she has been given all time periods required by law to consider this Separation Agreement, including but not limited to the 21-day period required by the ADEA. Executive understands that she may execute this Separation Agreement less than 21 days from its receipt from the Company, but agrees that such execution will represent her knowing waiver of such 21-day consideration period. Executive further acknowledges that within the 7-day period following her execution of this Separation Agreement (the “Revocation Period”) she shall have the unilateral right to revoke this Separation Agreement, and that the Company’s obligations hereunder shall become effective only upon the expiration of the Revocation Period without Executive’s revocation hereof. In order to be effective, notice of Executive’s revocation of this Separation Agreement must be received by the Company on or before the last day of the Revocation Period and Executive must, prior to the effectiveness of the revocation, have returned to the Company all benefits and other payments (if any) provided by the Company under this Separation Agreement.

12. Complete Agreement; Inconsistencies. This Separation Agreement, including the Employment Agreement and any other documents referenced herein, constitute the complete and entire agreement and understanding of the Parties with respect to the subject matter hereof, and supersedes in its entirety any and all prior understandings, commitments, obligations and/or agreements, whether written or oral, with respect thereto; it being understood and agreed that this Separation Agreement and including the mutual covenants, agreements, acknowledgments and affirmations contained herein, is intended to constitute a complete settlement and resolution of all matters set forth in Sections 5 and 6 hereof.

13. 409A Additional Tax. Notwithstanding the timing of the payments required under this Separation Agreement, to the extent Executive would otherwise be entitled to a payment during the six months beginning on the Separation Date that would be subject to the additional tax imposed under Section 409A(a)(2)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, the payment will be paid to Executive on the six-month anniversary of the Separation Date. Similarly, to the extent Executive would otherwise be entitled to any benefit (other than a cash payment) during the six months beginning on the Separation Date that would be subject to the additional tax under Section 409A(a)(2)(B) of the Code and the regulations promulgated thereunder, the benefit will be delayed and will begin being provided on the six-month anniversary of the Separation Date.

14. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Separation Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application hereto of the laws of any jurisdiction other than the State of Florida. In furtherance of the foregoing, the internal law of the State of Florida shall control the interpretation and construction of this Separation Agreement, even though under any other jurisdiction’s choice of law or conflict of law analysis the substantive law of some other jurisdiction may ordinarily apply.

15. Severability. The invalidity or unenforceability of any provision of this Separation Agreement shall not affect the validity or enforceability of any other provision of this Separation Agreement, which shall otherwise remain in full force and effect.

16. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

17. Successors and Assigns. The Parties’ obligations hereunder shall be binding upon their successors and permitted assigns. The Parties’ rights and the rights of the other Releasees shall inure to the benefit of, and be enforceable by, any of the Parties’ and Releasees’ respective successors and permitted assigns. Executive may not assign any of her rights and obligations under this Separation Agreement, except as may be agreed to in writing by the Company. The Company may assign all rights and obligations of this Separation Agreement to any successor in interest to the assets of the Company. In the event that the Company is dissolved, all obligations of the Company under this Agreement shall be provided for in accordance with applicable law.

18. Amendments and Waivers. No amendment to or waiver of this Separation Agreement or any of its terms shall be binding upon any Party unless consented to in writing by such Party.

19. Headings. The headings of the Sections and subsections hereof are for purposes of convenience only, and shall not be deemed to amend, modify, expand, limit or in any way affect the meaning of any of the provisions hereof.

20. Attorneys’ Fees. In the event a Party commences an action to enforce the terms of this Separation Agreement, or for damages for a breach arising out of or relating to this Separation Agreement, the prevailing Party shall be entitled to an award of reasonable attorneys’ fees.

*    *    *    *     *

IN WITNESS WHEREOF, the Parties have executed this Separation Agreement effective as of the date of the first signature affixed below or as otherwise provided in this Separation Agreement.

READ CAREFULLY BEFORE SIGNING

I have read this Separation Agreement and have had the opportunity to consult legal counsel prior to my signing of this Separation Agreement. I understand that by executing this Separation Agreement, I will relinquish any right or demand I may have against the Releasees or any of them, unless otherwise provided in this Separation Agreement and/or my Employment Agreement.

DATED: 1/26/2010	By:	/s/ Sarah C. Jackson
Sarah C. Jackson

*   *   *   *   *   *   *   *   *   *  *   *   *   *   *   *   *   *   *   *   *   *   *   *   *   *   *   *   *   *   *   *   *   *   *  *

RUTH’S HOSPITALITY GROUP, INC.

DATED: 1/31/2010	By:	/s/ John F. McDonald, III
John F. McDonald, III
Vice President - Legal

9